Exhibit 10.1

AMENDMENT TO CRUDE OIL PURCHASE AGREEMENT

This Amendment to Crude Oil Purchase Agreement (“Amendment”) is entered into between Resolute Natural Resources Company, LLC (“Resolute”) and Western Refining Southwest, Inc. (“Western Southwest”).  Navajo Nation Oil and Gas Company (“NNOGC”) acknowledges and consents to this Amendment as set forth below.

WHEREAS, Resolute and Western Southwest entered into a Crude Oil Purchase Agreement dated July 7, 2014, which was previously amended by an Amendment to Crude Oil Purchase Agreement dated December 31, 2014 (as amended, the “Agreement”); and

WHEREAS, Resolute and Western Southwest desire to amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Resolute and Western Southwest hereby agree as follows:

1.	Effective December 8, 2015, the discount of $8.00 set forth in the “Price” section of the Agreement shall be amended to $7.50.

2.

All capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement.  Except as expressly amended hereby, all terms and conditions contained in the Agreement shall remain in full force and effect without amendment.  If and to the extent that any terms and conditions of this Amendment are in conflict with any terms and conditions of the Agreement, this Amendment shall govern and prevail.

AGREED to be effective as of December 8, 2015.

WESTERN REFINING SOUTHWEST, INC.	RESOLUTE NATURAL RESOURCES COMPANY, LLC

/s/ C.D. Johnson	/s/ James M. Piccone
C.D. Johnson	James M. Piccone
SVP, Supply & Trading	President
Date: 12/10/2015	Date: 12/10/2015

Navajo Nation Oil and Gas Company, a/k/a Navajo Nation Oil & Gas Company, Inc. (“NNOGC”) hereby acknowledges and consents to this Amendment.

Navajo Nation Oil and Gas Company

/s/ Louis Denetsosie
Louis Denetsosie
CEO & President
Date: 12/11/2015